Exhibit 99.1

NEWS RELEASE

For Immediate Release

China Armco Metals, Inc. Now Trading Under the New Symbol “CNAM”

Cokeville, WY, July 16, 2008—China Armco Metals, Inc. (“Armco”) (OTC Bulletin Board: CNAM), a company that imports, sells and distributes metal ores, and non-ferrous metal and is planning to expand its operations into the scrap metal recycling business, announced today that its common shares began trading on July 15, 2008 under the symbol “CNAM” on the OTC Bulletin Board. This change was made following the June 27, 2008 amendment to our Articles of Incorporation changing the name of our company to China Armco Metals, Inc. from Cox Distributing, Inc.

Cox Distributing, Inc. (formerly trading under the symbol “COXD” on the OTC Bulletin Board) acquired 100 percent of Armco & Metawise (HK) Ltd, a privately held company based in Hong Kong and China in June of 2008 through a share purchase agreement. Armco intends to expand its import and export activity within China as well as construct a steel recycling facility initially capable of recycling 1 million metric tons of scrap metal annually.

About China Armco Metals, Inc.

China Armco Metals, Inc. formerly known as Cox Distributing, Inc. (OTCBB:CNAM) is engaged in China in the sale and distribution of metal ores and non-ferrous metals to the metal refinery industry in China. Armco intends to enter into the steel recycling industry by constructing a steel recycling facility initially capable of recycling 1 million tons of steel scrap annually. Armco supplies a range of raw materials and scrap metals for various metal refining and steel manufacturing industries. Through its U.S. based operations, the company is a distributor of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho. These products, which are bio-based rather than petroleum-based, add nutrients to the soil and serve as fungicides so as to increase the size and quality of crops.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Cox Distributing, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	our future operating results,
•	our business prospects,
•	our contractual arrangements and relationships with third parties,
•	the dependence of our future success on the general economy,
•	the adequacy of our cash resources and working capital,
•

our need for additional financing to construct the steel recycling facility we intend to build which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing, and

•	our ability to effectively integrate the acquisition of Armco and our inability to fully realize any anticipated benefits of this acquisition.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-KSB for the year ended December 31, 2007.

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